FOR IMMEDIATE RELEASE

CONTACT:	Debbie Koopman
		(630) 769-2596
		Debbie_Koopman@spgl.com

THE SPIEGEL GROUP ANNOUNCES EXECUTIVE RETIREMENTS
AND NEW ORGANIZATIONAL STRUCTURE


DOWNERS GROVE, Ill. - January 19, 2001 - The Spiegel Group today announced that Michael R. Moran, chairman of the office of the president and chief legal officer, and James W. Sievers, office of the president and chief financial officer, have decided to retire, effective June 30, 2001. Until that time, they will continue to perform their duties as the office of the president of The Spiegel Group. As the company previously announced, Martin Zaepfel will become president and chief executive officer of The Spiegel Group, effective July 1, 2001.

Following his retirement, Moran will continue to serve as chairman of the board of directors of First Consumers National Bank, playing an active role in its strategic direction and development. He also will provide certain advisory services to the Group.

The board of directors expressed its appreciation to Moran and Sievers for their strong leadership and commitment, particularly in their role as the office of the president during the last three years. Together, they have guided the company during a critical period as it has returned to profitability, achieving what is expected to be its second consecutive year of record earnings in 2000.

Moran stated, "We are extremely proud of the progress the Company has made over the last three years and are confident that the Company is well positioned to continue on its current path of consistent, sustainable growth in the years ahead."

Under the new organizational structure, the areas reporting to Mr. Zaepfel will include the presidents of each of the business units, the chief financial officer, the chief information officer, as well as human resources, corporate operations and corporate marketing.

Jim Cannataro, currently executive vice president and chief financial officer of Eddie Bauer, will become chief financial officer of The Spiegel Group. David Boothby, formerly senior vice president of finance, operations and retail for Spiegel Catalog, has been appointed senior vice president for the Group, responsible for corporate operational functions. Irene Wilson, currently vice president of consumer behavior and trend forecasting for Spiegel Catalog, will become vice president of corporate marketing.

The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, more than 590 specialty retail and outlet stores and eight e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News, Spiegel and First Consumers National Bank. The company's Class A Non-Voting Common Stock trades on the NASDAQ National Market System under the ticker symbol: SPGLA. Investor relations information is available on The Spiegel Group web site (thespiegelgroup.com).

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon Spiegel, Inc.'s current expectations and assumptions. Words such as "expect," "plan," "believe," "anticipate," and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Potential risks and uncertainties include, but are not limited to, factors such as the financial strength and performance of the retail and direct marketing industry, changes in consumer spending patterns, dependence on the securitization of accounts receivable to fund operations, state and federal laws and regulations related to offering and extending credit, risks associated with collections on the company's credit card portfolio, interest rate fluctuations, postal rate increases, paper and printing costs, the success of planned merchandising, advertising, marketing and promotional campaigns, and other factors that may be described in the company's filings with the Securities and Exchange Commission.